Exhibit 10.18

AMENDMENT NO. 1
TO THE

GUITAR CENTER HOLDINGS, INC.
2009 AMENDED & RESTATED MANAGEMENT EQUITY PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Guitar Center Holdings, Inc., a Delaware corporation (the “Company”), under Section 12.2 of the Guitar Center Holdings, Inc., 2009 Amended & Restated Management Equity Plan (the “Plan”), the Board hereby amends the Plan as follows.

1.             The second sentence of Section 3.2 of the Plan is hereby amended to read in its entirety as follows:

The shares of Common Stock reserved for issuance with respect to Options shall be an aggregate amount of no more than 1,102,500 shares of Common Stock, plus an amount of Common Stock equal to the number of Options granted pursuant to the Stock Option Rights Program adopted by the Board on October 27, 2010 (the “Program”), which amount includes the 224,210 Options relating to the initial Program issuance plus the number of Options required to cover the exercise of Put Options (as defined in the Program).

* * * * * * * *

I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board on October 27, 2010.

GUITAR CENTER HOLDINGS, INC.

By:	/s/ Leland P. Smith
Leland P. Smith
Vice President & Assistant Secretary